Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 24, 2025, with respect to the financial statements of Twine Solutions Ltd. included in the Registration Statement (Form F-1 No. 333-293868) and related Prospectus of Steakholder Foods Ltd. for the registration of its ordinary shares.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A member of EY Global

Tel Aviv, Israel

May 18, 2026